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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this registration statement on Form S-3 of our report, dated March 9, 2001, relating to the combined balance sheet of The AT&T Insight Midwest Systems as of December 31, 2000 and the related combined statement of operations and parent's investment, and cash flows for the year ended December 31, 2000, and our report, dated October 11, 2000, relating to the combined balance sheet of The AT&T Insight Midwest Systems as of December 31, 1999 and the related combined statement of operations and parent's investment, and cash flows for the year ended December 31, 1999, which reports appear in Amendment No. 1 to the Current Report (Form 8-K) of Insight Communications Company Inc., dated January 5, 2001, incorporated by reference herein and to the reference of our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG llp

Denver, Colorado
March 30, 2001